UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 12, 2026
_____________________
KORE Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-40856	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 Perimeter Center West,  11th Floor
Atlanta, GA 30338
877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Former name or former address, if changed since last report
_____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On March 12, 2026, KORE Group Holdings, Inc. (the “Company”) received notification from the New York Stock Exchange (the “NYSE”) that the Company had regained compliance in relation to the NYSE’s quantitative continued listing standard as a result of the Company’s achievement of compliance with the NYSE’s minimum market capitalization and stockholders’ equity requirement of Section 802.01B of the NYSE Listed Company Manual as of March 12, 2026.

This notification cured the outstanding instance of non-compliance. As previously disclosed, on September 12, 2024, the Company received formal notice from the NYSE that it was not in compliance with the NYSE’s continued listing standards as a result of not maintaining an average market capitalization of at least $50 million over a 30-day trading period and stockholders’ equity of less than $50 million, as required by Section 802.01B of the NYSE Listed Company Manual.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: March 13, 2026	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer, and Secretary